Exhibit 99.2

QuickLogic Announces Pricing of $8.75 Million
Public Offering of Common Stock

SAN JOSE, Calif., June 18, 2020 /PR Newswire/—QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of ultra-low-power multi-core voice-enabled system-on-chips (“SoCs”), embedded FPGA intellectual property, Internet of Things (“IoT”), and endpoint artificial intelligence (“AI”) solutions, today announced the pricing of a firm commitment  underwritten offering of 2,500,000 shares of its common stock at an offering price of $3.50 per share (the “Offering”). QuickLogic expects the gross proceeds from the Offering to be approximately $8.75 million, before deducting the underwriting discount and other estimated offering expenses. QuickLogic has also granted the underwriter a 30-day option to purchase up to an additional 375,000 shares of common stock offered in the public market. The Company expects to close the Offering on or about June 22, 2020, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering for working capital, the development of next generation new products, including AI and open source hardware or software, and general corporate purposes. The Company may also use a portion of the net proceeds to acquire and/or license technologies and acquire and/or invest in businesses when the opportunity arises; however, the Company currently has no commitments or agreements and is not involved in any negotiations with respect to any such transactions.

Oppenheimer & Co. Inc. is acting as the sole underwriter for the Offering.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-230352) that was declared effective by the Securities and Exchange Commission (the “SEC”) on March 29, 2019. The Offering may only be made by means of a prospectus supplement and the accompanying prospectus. The preliminary prospectus supplement related to the Offering was filed with the SEC on June 17, 2020. The final prospectus supplement and accompanying prospectus will be filed with the SEC and, when available, may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov, or by contacting Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY, 10004, by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the Offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops low-power, multi-core semiconductor platforms and Intellectual Property (“IP”) for Artificial Intelligence (“AI”), voice and sensor processing. The solutions include an embedded FPGA IP (“eFPGA”) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from the Company’s wholly-owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice and sensor processing across  mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the Offering and the expected uses of the proceeds from the Offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, including market conditions and future decisions regarding the Company’s use of cash resources, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider these and other potential factors and uncertainties that could cause actual results to differ from the results predicted, including those described in more detail in the Company’s public reports filed with the SEC, including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/ and on the SEC’s website at www.sec.gov. In addition, please note that the date of this press release is June 18, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

ir@quicklogic.com

CODE: QUIK-E